UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

NEOS ETF Trust
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hi [Advisor Name],

I wanted to share an exciting update that NEOS Investments has reached an agreement to join Goldman Sachs Asset Management. This important next step creates an opportunity to build on what has made NEOS successful by leveraging the scale and resources of a well-respected global asset manager.

A few important notes:

●	Our founders and broader team will remain in place.
●	Our investment approach, products, and advisor support will continue without interruption.
●	NEOS will operate as a focused ETF business within Goldman, with substantially the same investment team and with expanded distribution, risk, and operational support.
●	If interested, linked here is the video announcement from our Co-Founders

What comes next?

●	The combination of our specialized ETF expertise and Goldman’s scale and global reach will help support future innovation, expand access to our solutions, and create new potential opportunities to serve investors over time.
●	Shareholders in NEOS ETFs will receive proxy materials with instructions on how to vote their shares on certain proposals with respect to the NEOS ETFs in connection with the acquisition of NEOS.
●	Your participation matters and we request your support to facilitate shareholder approval of such proposals over the coming months.

If you have any questions or would like to discuss further, I am more than happy to set up some time to talk through these exciting updates.

All the best,
[Wholesaler Name]

Additional Information and Where to Find It

The Goldman Sachs Group, Inc. (“Goldman”) has entered into an agreement to acquire NEOS Investments LLC, the parent company of NEOS Investment Management, LLC (“NEOS”).  NEOS serves as investment adviser for the series of NEOS ETF Trust (the “Trust,” and the series thereof, the “Funds”).  In connection with the acquisition, shareholders of the Funds will be asked to approve, among other things: (1) a new investment advisory agreement between the Trust, on behalf of each Fund, and NEOS; and (2) the election of nominees to the Board of Trustees of the Trust (the “Proposals”). The Trust intends to file relevant proxy materials with the Securities Exchange Commission (“SEC”) in connection with that solicitation, including a preliminary proxy statement. The information in the preliminary proxy statement will not be complete and may be changed. The definitive proxy statement, when available, will be mailed or otherwise made available to shareholders of the Funds as required by applicable law. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the Transaction or the related shareholder solicitation.

SHAREHOLDERS OF THE FUNDS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, AND RELATED MATTERS IN CONNECTION WITH THE PROPOSALS.

Shareholders may obtain the documents filed with the SEC, when available, free of charge at the SEC’s web site at http://www.sec.gov. In addition, free copies of the Proxy Statement may also be obtained by directing a request to the Trust at the number listed on the Proxy Statement, when available.

Participants in the Solicitation

The Trust and its trustees and officers, NEOS and its officers and employees, and other persons, including Goldman and certain of its affiliates, may be deemed to be participants in the solicitation of proxies with respect to the Proposals. Shareholders may obtain more detailed information regarding the participants in the solicitation and direct and indirect interests of such persons by reading the Proxy Statement.

This communication contains forward-looking statements that are subject to risks and uncertainties. Completion of the proposed transaction is subject to shareholder and other approvals and customary closing conditions. This video is for informational purposes only and is not a solicitation of any vote, approval, or proxy. Shareholders should read the proxy materials when they become available.

Registered Representative with Foreside Fund Services, LLC

Financial professional / institutional use only

***************

The Goldman Sachs Group, Inc. (“Goldman Sachs”) has entered into an agreement to acquire Neos Investments LLC, the parent company of NEOS Investment Management, LLC (“NEOS”). NEOS serves as investment adviser for the series of NEOS ETF Trust (the “Trust,” and the series thereof, the “Funds”). In connection with the acquisition, shareholders of the Funds will be asked to approve: (1) a new investment advisory agreement between the Trust, on behalf of each Fund, and NEOS; and (2) the election of nominees to the Board of Trustees of the Trust (the “Proposals”).

The NEOS ETF Trust and its trustees, officers and nominees for trustees, NEOS and its affiliates and their officers and employees, and other persons, including Goldman Sachs and certain of its affiliates, are considered participants in the solicitation of votes (the “Participants”) in the forthcoming proxy statement. More detailed information regarding the Participants, including a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the SEC.

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. On or about August 17, 2026, the Trust on behalf of its series (the“Funds”) will file with the SEC a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. Investors and security holders are strongly advised to read the proxy statement and the related materials on Schedule 14A that will be filed by the Trust with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the proxy statement (once it becomes available) may be obtained free of charge at www.neosfunds.com.

These materials may contain forward-looking statements relating to the business and financial outlook of the Funds that are based on the Funds' current expectations,estimates, forecasts and projections and are not guarantees of future performance. There is no assurance that a Fund will achieve its investment objective. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in these materials.

About the NEOS Funds

Each series of the Trust is an exchange-listed and exchange-traded fund that seeks high income through options based strategies. The Trust currently offers three groups of ETFs: equity high income ETFs, boosted high income ETFs and high income alternatives. For more information visit www.neosfunds.com.

About Goldman Sachs

Goldman Sachs is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

About Goldman Sachs Asset Management

Goldman Sachs Asset Management is the primary investing area within Goldman Sachs, delivering investment and advisory services across public and private markets for the world’s leading institutions, financial advisors, and individuals. The business is driven by a focus on partnership and shared success with its clients, seeking to deliver long-term investment performance drawing on its global network and deep expertise across industries and markets. Goldman Sachs Asset Management is a leading investor across fixed income, liquidity, equity, alternatives, and multi-asset solutions. Goldman Sachs oversees approximately $4 trillion in assets under supervision as of June 30, 2026. Follow us on LinkedIn.

Assets Under Supervision (AUS) includes assets under management and other client assets for which Goldman Sachs does not have full discretion.

About NEOS Investments

Founded in 2022, NEOS Investments offers ETFs that aim to deliver the next evolution of options strategies, where seeking income is the outcome. Built on decades of research and experience, NEOS ETFs aim to empower investors with portfolio building blocks that provide monthly income, tax efficiency, and diversification through data-driven options-based ETFs. NEOS Investments’ shareholder base includes Aretex Capital and investor Tom Lydon.

Contacts:

Goldman Sachs Media Relations
Mary Athridge
+1 212 902 5400
mary.athridge@gs.com

Goldman Sachs Investor Relations
Jehan Ilahi
+1 212 902 0300
jehan.ilahi@gs.com

NEOS Investments
neos@bursonbuchanan.com